Exhibit 4.3
ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT #2

This Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of April 12, 2021, by and among Clever Leaves Holdings Inc., a corporation organized under the laws of British Columbia, Canada (the “Company”), Continental Stock Transfer & Trust Company, a New York corporation (the “Existing Warrant Agent”) and Computershare Inc., a Delaware corporation (“Computershare”).

WHEREAS, the Company and the Existing Warrant Agent are parties to that certain Warrant Agreement, dated as of December 10, 2018, and filed with the United States Securities and Exchange Commission on December 14, 2018, as amended and assigned pursuant to an Assignment, Assumption and Amendment Agreement dated December 18, 2020 (the “Existing Warrant Agreement”; capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Existing Warrant Agreement);

WHEREAS, pursuant to the Existing Warrant Agreement, Schultze Special Purpose Acquisition Corp. issued (a) 4,150,000 warrants to the Sponsor (collectively, the “Private Warrants”) which are exercisable to purchase common shares of the Company (“Common Shares”), at a purchase price of $1.00 per Private Warrant, with each Private Warrant being exercisable for one Common Share and with an exercise price of $11.50 per share and (b) 13,000,000 warrants to public investors in the Public Offering (collectively, the “Public Warrants”) to purchase Common Shares, with each Public Warrant being exercisable for one Common Share and with an exercise price of $11.50 per share;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, the Existing Warrant Agent desires to assign all of its right, title and interest in the Existing Warrant Agreement to Computershare and Computershare wishes to accept such assignment, and the Company wishes to approve such assignment and assumption;

WHEREAS, in connection with such assignment and assumption, the parties wish to amend the Existing Warrant Agreement as provided in this Agreement;

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Existing Warrant Agent may amend the Existing Warrant Agreement without the consent of any registered holders for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the registered holders; and

WHEREAS, the Company certifies to the Existing Warrant Agent and Computershare that this Agreement is in compliance with Section 9.8 of the Existing Warrant Agreement.

Exhibit 4.3
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.    Assignment and Assumption; Consent.

1.1    Assignment and Assumption. The Existing Warrant Agent hereby assigns to Computershare all of the Existing Warrant Agent's right, title and interest in and to the Existing Warrant Agreement (as amended hereby) as of 5:00 p.m. (Pacific Time) on April 16, 2021 (the “Effective Date”). Computershare hereby assumes, and agrees to perform, satisfy and discharge in full, as the same become due, all of the Existing Warrant Agent's duties and obligations under the Existing Warrant Agreement (as amended hereby) arising from and after the Effective Date pursuant to the terms of the Existing Warrant Agreement (as amended hereby).

1.2    Consent. The Company hereby consents to the assignment of the Existing Warrant Agreement by the Existing Warrant Agent to Computershare pursuant to Section 1.1 hereof effective as of the Effective Date, and the assumption of the Existing Warrant Agreement by Computershare from the Existing Warrant Agent (as amended hereby) pursuant to Section 1.1 hereof effective as of the Effective Date, and to the continuation of the Existing Warrant Agreement in full force and effect from and after the Effective Date, subject at all times to the Existing Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement. The Company hereby appoints Computershare as the successor Warrant Agent under the Warrant Agreement (as amended hereby) effective as of the Effective Date in accordance with the express terms and conditions of the Existing Warrant Agreement (as amended by this Amendment), and the Warrant Agent accepts such appoint and agrees to perform the same. The Company agrees that Computershare shall not be liable or responsible for any obligations or responsibilities related to the Existing Warrant Agreement or the exercise of any Warrants prior to the Effective Date.

2.    Amendment of Existing Warrant Agreement. The Existing Warrant Agreement is hereby amended as provided in this Section 2, effective as of the Effective Date, and the Company acknowledges and agrees that the amendments to the Existing Warrant Agreement set forth in this Section 2 are necessary or desirable and that such amendments do not adversely affect the interests of the registered holders:

2.1    Preamble. The preamble on page one of the Existing Warrant Agreement is hereby amended by deleting “Continental Stock Transfer & Trust Company, a New York corporation, with offices at 1 State Street, 30th Floor, New York, New York 10004” and replacing it with “Computershare Inc., a Delaware corporation, with offices at 150 Royall St., Canton, MA 02021”. As a result thereof, all references to the “Warrant Agent” in the Existing Warrant Agreement shall be references to Computershare rather than Continental Stock Transfer & Trust Company.

Exhibit 4.3
2.2    Recitals. The recitals on pages one and two of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on December 10, 2018, Schultze Special Acquisition Corp. (“Schultze”) entered into that certain Warrant Purchase Agreement, dated December 10, 2018 (the “Warrant Purchase Agreement”), with Schultze Special Purpose Acquisition Sponsor, LLC (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 4,150,000 warrants simultaneously with the closing of the Public Offering (as defined below) bearing the legend set forth in Exhibit B hereto (the “Private Warrants”) at a purchase price of one dollar ($1.00) per Private Warrant; and

WHEREAS, on December 13, 2018, Schultze consummated its initial public offering (“Public Offering”) of 13,000,000 units (the “Units”), with each Unit consisting of one share of common stock of Schultze, par value $0.0001 per share (“Schultze Common Stock”), and one warrant, where each warrant entitles the holder to purchase one share of Schultze Common Stock at a price of $11.50 per share (the “Public Warrants” and together with the Private Warrants, the “Schultze Warrants”); and

WHEREAS, Schultze filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1, No. 333-228494 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Act”), of the offering and sale of the Units, the Public Warrants and the Schultze Common Stock included in the Units; and

WHEREAS, Schultze, the Company, Clever Leaves International Inc., a corporation organized under the laws of British Columbia, Canada (“Clever Leaves”), and Novel Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”) are parties to that certain Business Combination Agreement, dated as of July 25, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), which, among other things, provides for the merger of Merger Sub with and into Schultze with Schultze surviving such merger as a wholly owned subsidiary of the Company (the “Merger”), and, as a result of the Merger, all shares of Schultze Common Stock were converted into and exchanged for the right to receive common shares of the Company (“Company Common Shares”); and

WHEREAS, on November 9, 2020, the Company, Schultze, the Sponsor and Clever Leaves entered into that certain Amendment No. 1 to Transaction Support Agreement, pursuant to which the Sponsor agreed to surrender and forfeit a certain amount of Private Warrants immediately prior to the consummation of the Merger; and

WHEREAS, on December 18, 2020, pursuant to the terms of the Business Combination Agreement, the Company, Schultze and Continental Stock Transfer & Trust Company (“Continental”), as warrant agent, entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which Schultze assigned this Agreement to the Company and the Company assumed this Agreement from Schultze; and

Exhibit 4.3
WHEREAS, Schultze may issue up to an additional 750,000 Schultze Warrants (the “Working Capital Warrants”) in satisfaction of the Sponsor Loans (as defined in the Business Combination Agreement) and that certain Promissory Note dated September 13, 2018 issued to Sponsor in the principal amount of $250,000; and

WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and Section 4.5 of this Agreement, effective as of the Merger Effective Time (as defined in the Business Combination Agreement), each of the issued and outstanding Schultze Warrants (including the Working Capital Warrants) were no longer exercisable for shares of Schultze Common Stock but instead became exercisable (subject to the terms and conditions of this Agreement) for Company Common Shares (each a “Warrant” and collectively, the “Warrants”); and

WHEREAS, the transactions contemplated by the Business Contribution Agreement were consummated on December 18, 2020;

WHEREAS, on April 12, 2021, the Company, Continental and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Second Warrant Assumption Agreement”), pursuant to which Continental assigned this Agreement to the Warrant Agent and the Warrant Agent assumed this Agreement from Continental, and the Company approved such assignment and assumption; and

WHEREAS, the Company desires to appoint the Warrant Agent as warrant agent on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants in accordance with the express terms and provisions hereunder; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

2.3    Payment. Section 3.3.1 of the Existing Warrant Agreement is hereby amended as follows:

2.3.1    by deleting the phrase “in the Borough of Manhattan, City and State of New York” and replacing it with “in the City and State of New York”; and

Exhibit 4.3
2.3.2    by adding the following paragraph to the end thereof:
“In connection with any cashless exercise of Warrants, the Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no duty under this Agreement to determine, the number of shares of Company Common Shares to be issued on such cashless exercise. The Company shall determine the number of Company Common Shares to be issued upon any cashless exercise (with written notice thereof to the Warrant Agent) and the Warrant Agent shall have no duty or obligation to calculate or confirm whether the Company’s determination of the Company Common Shares to be issued on such exercise is accurate.”

2.4    Transfer Agent. Section 3.3.5 of the Existing Warrant Agreement is hereby amended by deleting the phrase “Continental Stock Transfer & Trust Company, as” and replacing it with the word “its”.

2.5    Delivery of Exercise Funds and Cost Basis Information. The Existing Warrant Agreement is hereby amended by adding new Sections 3.3.7 and 3.3.8 immediately after Section 3.3.6 as follows:

“Section 3.3.7. Deliver of Warrant Exercise Funds. The Warrant Agent shall forward funds received for Warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.

Section 3.3.8. Cost Basis Information.
(a) In the event of a cash exercise, the Company hereby instructs the Warrant Agent to record cost basis for newly issued shares in a manner to be subsequently communicated by the Company in writing to the Warrant Agent.
(b) In the event of a cashless exercise, the Company shall provide cost basis for shares issued pursuant to a cashless exercise at the time the Company confirms the number of Company Common Shares issuable in connection with the cashless exercise pursuant to the last paragraph of Section 3.3.1 hereof.”

2.6    Notices of Changes in Warrant. Section 4.6 of the Existing Warrant Agreement is hereby amended by adding, immediately after the first full sentence of Section 4.6, the following sentence:

“The Warrant Agent shall be entitled to rely on such notice and any adjustment or statement therein contained and shall have no duty or liability with respect thereto and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such notice.”

2.7    Form of Warrant. Section 4.8 of the Existing Warrant Agreement is hereby amended by adding the phrase “or the rights, duties and immunities of the Warrant Agent” immediately after the phrase “does not affect the substance thereof”.

2.8    Registration of Transfer. Section 5.1 of the Existing Warrant Agreement is hereby amended by adding the following sentence at the end thereof:

Exhibit 4.3
“A party requesting transfer of Warrants or Company Common Shares issuable thereunder must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.”

2.9    Warrant Execution and Countersignature. Section 5.5 of the Existing Warrant Agreement is hereby amended by adding the following sentence at the end thereof:
“The Warrant Agreement is permitted to countersign Warrants either manually or by facsimile or electronic signature.”

2.10    Transfers Prior to Detachment. Section 5.7 of the Existing Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“[INTENTIONALLY DELETED].”

2.11    Payment of Taxes. Section 8.1 of the Existing Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Company Common Shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares (which transfer taxes shall be paid by the applicable holder of such Warrant or shares). The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement or any Warrant that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.”

2.12    Appointment of Successor Warrant Agent. Section 8.2.1 of the Existing Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has removed the Warrant Agent or has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be an entity authorized under the laws of the United States of America or any state thereof to exercise corporate trust or shareholder services powers and subject to supervision or examination by federal or state authority. After

Exhibit 4.3
appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company and without assumption of any additional liability in connection therewith, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.”

2.13    Merger of Consolidation of Warrant Agent. Section 8.2.3 of the Existing Warrant Agreement is hereby amended by deleting each reference to the word “corporation” and replacing it with the word “entity”.

2.14    Remuneration. Section 8.3.1 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration (as agreed upon in writing by the Company and the Warrant Agent) for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all of its reasonable expenses (including reasonable counsel fees and expenses) incurred in connection with the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.”

2.15    Liability of the Warrant Agent. Section 8.4 of the Existing Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“Liability of Warrant Agent.
8.4.1. Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chairman of the Board of Directors of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered by it pursuant to the provisions of this Agreement.
8.4.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith (each as determined by a court of competent jurisdiction in final and non-appealable decision). The Company agrees to indemnify the Warrant Agent and save it harmless against any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including

Exhibit 4.3
reasonable fees of its legal counsel), which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto, except as a result of the Warrant Agent’s gross negligence, willful misconduct, or bad faith (each as determined by a court of competent jurisdiction in a final and non-appealable decision). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.
8.4.3. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Company Common Shares to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Company Common Shares will, when issued, be valid and fully paid and nonassessable.

8.4.4. Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Warrant Agreement with respect to, arising from, or arising in connection with this Warrant Agreement, or from all services provided or omitted to be provided under this Warrant Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought. Neither party to this Warrant Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Warrant Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.”

2.16    Acceptance of Agency. Section 8.5 of the Existing Warrant Agreement is hereby amended by adding the following sentence to the end thereof:

“The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.”

Exhibit 4.3
2.17    Other Rights of the Warrant Agent and Survival. The Existing Warrant Agreement is hereby amended by adding new Sections 8.6 and 8.7 immediately after Section 8.5 as follows:

“8.6. Other Rights of the Warrant Agent.

8.6.1. Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in the absence of bad faith and in accordance with such opinion or advice.

8.6.2. No Duty of Demand. The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

8.6.3. Transact in Company Securities. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

8.6.4. Reliance on Attorneys and Agents. The Warrant Agent may execute and exercise any of the ancillary rights or powers hereby vested in it or perform any ancillary duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be responsible for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

8.6.5. No Risk of Own Funds. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

8.6.6. Company Instructions. At any time, the Warrant Agent may apply to any officer of the Company for instruction with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken or omitted by Warrant Agent in reliance upon any Company instructions. The Warrant Agent shall not be held to have notice of

Exhibit 4.3
any change of authority of any person, until receipt of written notice thereof from the Company.

8.7. Survival. The provisions of this Section 8 shall survive the expiration of the Warrants, the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.”

2.18    Notices. Section 9.2 of the Existing Warrant Agreement is hereby amended in part to change the delivery address of notices to the Warrant Agent to the following:

“Computershare Inc.
150 Royall St.
Canton, MA 02021
Attn: Client Services”

2.19    Persons Having Rights under this Agreement. Section 9.4 of the Existing Warrant Agreement is hereby amended by deleting the term “corporation” and replacing it with the term “entity”.

2.20    Examination of Warrant Agreement. Section 9.5 of the Existing Warrant Agreement is hereby amended by deleting the phrase “in the Borough of Manhattan, City and State of New York” and replacing it with the phrase “in the City and State of New York”.

2.21    Counterparts. Section 9.6 of the Existing Warrant Agreement is hereby amended by adding the following sentence at the end thereof:

“Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.”

2.22    Amendments. Section 9.8 of the Existing Warrant Agreement is hereby amended by adding the following sentence at the end thereof:

“No amendment or modification to this Agreement shall be effective unless duly executed by the Warrant Agent and as a condition precedent to the execution and delivery by the Warrant Agent of any amendment to this Agreement, the Company shall deliver a certificate executed by an authorized officer of the Company which states that the proposed amendment or modification is in compliance with the terms of this Section 9.8.”

2.23    Trust Account Waiver. Section 9.9 of the Existing Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“[INTENTIONALLY DELETED].”

Exhibit 4.3
2.24    Severability. Section 9.10 of the Existing Warrant Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, if any excluded provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent in any material respect (after giving effect to any such similar provision), the Warrant Agent shall be entitled to resign upon fifteen (15) days' prior written notice to the Company.”

2.25    Bank Accounts, Force Majeure, Confidentiality, and Further Assurances. The Existing Warrant Agreement is hereby amended by adding new Sections 9.12, 9.13, 9.14, and 9.15 immediately after Section 9.11 as follows:

“9.12    Bank Accounts. All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services hereunder (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, the Warrant Agent will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

9.13.    Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, epidemics, pandemics, terrorist acts, shortage of supply, disruptions in public utilities, strikes and lock-outs, war, or civil unrest.
9.14    Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services hereunder shall remain confidential, and shall not be disclosed to any other person, until the second anniversary of the earlier of the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

Exhibit 4.3

9.15    Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.”

2.26    Exhibit A to the Existing Warrant Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with new Exhibit A attached hereto.

3.    Miscellaneous Provisions.

3.1    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Existing Warrant Agent or Computershare shall bind and inure to the benefit of their respective successors and assigns.

3.2    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable. Notwithstanding the foregoing, if any excluded provision shall adversely affect the rights, immunities, liabilities, duties or obligations of Computershare in any material respect (after giving effect to any such similar provision), Computershare shall be entitled to resign upon fifteen (15) days' prior written notice to the Company.

3.3    Applicable Law. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereby agree that any action, proceeding or claim against a party arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.4    Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of Computershare in the City and State of New York, for inspection by the registered holder of any Warrant. Computershare may require any such holder to submit his Warrant for inspection by it.

3.5    Counterparts. This Agreement may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same

Exhibit 4.3
instrument. Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

3.6    Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.7    Reference to and Effect on Agreements; Entire Agreement.

3.7.1    From the Effective Date, any references to “this Agreement” in the Existing Warrant Agreement will mean the Existing Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreement shall remain in full force and effect.

3.7.2     This Agreement and the Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

3.7.3    Recitals. Computershare shall have no responsibility with respect to the validity of this Agreement except its countersignature hereof. Computershare shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement (except its countersignature) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

3.7.4    Opinion of counsel. The Company shall provide Computershare an opinion of counsel prior to the Effective Date. The opinion shall state that all Warrants or Common Shares issuable upon exercise of the Warrants, as applicable, are:

(i)    registered or are in the process of being registered under the Securities Act of 1933, as amended, or are exempt from such registration; and

(ii)    validly issued, fully paid and non-assessable.

[Remainder of page intentionally left blank.]

Exhibit 4.3

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

    CLEVER LEAVES HOLDINGS INC.

By:/s/ David Kastin_________________
Name:    David Kastin
Title: General Counsel

    CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By: /s/ Henry Farrell________________
Name:     Henry Farrell
Title: Vice President

    COMPUTERSHARE INC.

By:/s/ Collin Ekeogu______________
Name:     Collin Ekeogu
Title: Manager, Corporate Actions

[Signature Page to Assignment, Assumption and Amendment Agreement]